                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                              -----------------

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report:  February 7, 1997
                --------------------

                    Atlantic Gulf Communities Corporation
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)



        Delaware                     1-8967                           59-0720444
        --------                     ------                           ----------
(State or Other Jurisdiction       (Commission                     (IRS Employer
of Incorporation)                  File Number)             Indentification No.)


2601 South Bayshore Drive, Miami, Florida                             33133-5461
-----------------------------------------                             ----------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's Telephone Number, Including Area Code: 305-859-4000
                                                    ------------

ITEM 5.  OTHER EVENTS.

         Atlantic Gulf Communities Corporation, (the "Company") has entered into an Investment Agreement dated as of February 7, 1997 (the "Investment Agreement"), and the Company and certain of its subsidiaries (the "Mortgagor Subsidiaries") have entered into a Secured Note Agreement dated as of February 7, 1997 (the "Secured Note Agreement") (collectively, the Investment Agreement and the Secured Note Agreement are referred to herein as the "Agreements"), with AP-AGC, LLC ("Apollo"). Apollo, a Delaware limited liability company, is an affiliate of Apollo Real Estate Investment Fund, L.P., a private real estate investment fund, the general partner of which is Apollo Real Estate Advisors, L.P., a New York-based investment fund.

         Prior to entering into the Agreements, the Company's board of directors (the "Board") received an opinion of its financial advisor, Tallwood Associates, Inc., that the transactions contemplated by the Agreements are fair, from a financial point of view, to the Company's stockholders (the "Stockholders").

         BECAUSE THE DISCUSSION BELOW IS ONLY A SUMMARY OF SELECTED MATERIAL AND OTHER TERMS AND CONDITIONS OF THE AGREEMENTS, WHICH ARE INCLUDED HEREWITH AS EXHIBITS (AS LISTED UNDER ITEM 7 BELOW), SUCH DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY THIS REFERENCE TO THE EXHIBITS HERETO AND BY SUCH REFERENCE, SUCH EXHIBITS ARE INCORPORATED HEREIN. (CAPITALIZED TERMS WHICH ARE USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED TO THEM IN THE AGREEMENTS.) FURTHERMORE, THERE IS NO ASSURANCE THAT THE TRANSACTIONS SUMMARIZED BELOW WILL BE CONSUMMATED OR CONSUMMATED AS DESCRIBED BELOW.

         The Agreements provide, among other things, that on and subject to certain terms and conditions Apollo will make a loan to the Company in a principal amount up to $10,000,000 (the "Loan"). The Company is not obligated to borrow any portion of the $10,000,000. If the Company wishes to borrow, the Company will give Apollo a request for such loan, including the amount of funds it wishes to borrow and a description of the Company's proposed use of such funds. Apollo will notify the Company within 10 business days of such request whether or not Apollo, in its discretion, approves such use of funds. If Apollo approves the Company's proposed use of such funds, the funding will occur on the 20th business day following the notice from Apollo, subject to all the conditions to the Funding having been complied with or waived.

         At the consummation of the loan (the "Funding"), Apollo will deliver to the Company the amount of the loan to be made (the "Loan Amount") and the Company and the Mortgagor Subsidiaries will execute and deliver to Apollo a secured convertible promissory note (the "Note") in the principal amount equal to the Loan Amount. The interest rate under the Note will be 20% per annum, payable monthly. The interest rate will increase to 23% per annum if either
(a) the Stockholders do not approve the proposed amendment to the Company's certificate of incorporation required to effect the transactions to be consummated at the Series A Preferred Stock closing described below (the "Closing") or (b) the Company is in default.

         If no default has occurred and the conditions to the Closing have been met, the Note will be converted into Series A Preferred Stock to be issued, as described below, upon consummation of the Closing. If no default has occurred and the conditions to the Closing have not been met, the Note will mature on December 31, 1998, subject to Apollo's right to require a mandatory redemption of up to 50% of the outstanding principal on December 31, 1997. The Note will be secured by a junior lien on substantially all of the Company's assets.

         The Loan is not subject to or conditioned on the Stockholders' approval.

         Subject to the prior satisfaction of certain conditions, including the approval of the Stockholders, at the Closing, Apollo will purchase from the Company, and the Company will issue and sell to Apollo, 25,000 shares of Series A Preferred Stock and certain warrants to purchase 5,000,000 shares of the Company's common stock (the "Common Stock"), for a purchase price of $25,000,000 payable as described below. If the Funding has not occurred, Apollo will deliver to the Company $25,000,000. If the Funding has occurred, Apollo will present the Note for conversion into Series A Preferred Stock and will deliver to the Company an amount equal to $25,000,000 reduced by the outstanding principal amount of the Note. Accrued unpaid interest will be paid by the Company at the Closing.

         The Series A Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions. Holders of the Series A Preferred Stock will be entitled to cash dividends on a quarterly basis at an annual rate equal to 20% of the Liquidation Preference, which is $1,000 per share plus any accrued and unpaid dividends. If an event of default occurs, dividends will accumulate at an annual rate of 25%. The Series A Preferred Stock will be redeemable by the Company in whole or in part after three years from the issuance date at a redemption price in cash equal to the Liquidation Preference. Holders of the Series A Preferred Stock will have certain "put rights," which will entitle them to require the Company to repurchase the Series A Preferred Stock in certain amounts and at certain times: up to one-third of the shares after the end of the fourth year following the issuance date and before the end of the fifth year, up to two-thirds in the aggregate after the end of the fifth year and before the end of the sixth year following the issuance date, and up to the entire amount after the sixth year following the issuance date at a repurchase price in cash equal to the Liquidation Preference. Certain events of default, including a change of control (as defined) of the Company, would accelerate the put rights. The put rights will be secured by a junior lien on substantially all of the Company's assets.

         Holders of Series A Preferred Stock will have certain voting rights and consent rights. Holders of the Series A Preferred Stock will be entitled to elect three directors to the Board out of a seven-member Board, but will have no other rights to vote on matters submitted to a vote of the Company's common stockholders except as may be required by applicable law. The Series A Preferred Stock will be convertible into Common Stock at a Conversion Price of $5.75 per share, subject to certain anti-dilution and other adjustments. Holders of the Series A Preferred Stock will have certain demand and piggy-back registration rights with respect to the Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock.

         The Investment Agreement provides that at the Closing, the Company will issue to Apollo warrants to purchase up to an aggregate of 5,000,000 shares of Common Stock as follows (the "Warrants"): 1,666,667 Class A Warrants, 1,666,667 Class B Warrants and 1,666,666 Class C Warrants. The Warrants will have an exercise price of $5.75, subject to certain anti-dilution and other adjustments. The Warrants will expire on the seventh anniversary of their issuance date. Apollo and its transferees will have certain demand and piggy-back registration rights with respect to the Common Stock issuable upon the exercise of the Warrants.

         After Closing, the Company, in a rights offering, intends to make available for sale to its existing Stockholders, on a pro rata basis, Series B Preferred Stock in the aggregate amount of $10,000,000. The Series B Preferred Stock would be substantially the same as the Series A Preferred Stock, as to economic terms and would be pari passu with the Series A Preferred Stock as to dividends and other rights of payment. However, the put rights of the holders of the Series B Preferred Stock would not be secured by any lien on the Company's assets, and the holders of the Series B Preferred Stock (a) would not be issued warrants to purchase Common Stock, (b) would not be entitled to vote Series B Preferred Stock as a separate class in respect to the election of directors of the Company, and (c) would not have any "consent" rights in respect of Major Transactions (as defined below).

         The Investment Agreement provides that, until the Closing the Board will consist of ten directors, one of whom will be designated by Apollo (the "Original Apollo Designee"). The Original Apollo Designee will be in the class of directors whose term of office expires at the annual meeting in 1999. In accordance with the foregoing, the Board on February 10, 1997, adopted a resolution pursuant to the Company's By-Laws which increased the size of the Board to ten members. Apollo designated W. Edward Scheetz as the Original Apollo Designee, and the Board then appointed him as a Class 1 director, whose term will continue until the annual meeting of Stockholders to be held in 1999 and until his successor is elected and qualified. If, however, no Funding has occurred and the Investment Agreement is terminated in accordance with its terms, Apollo will cause the Original Apollo Designee to promptly resign from the Board. Apollo will be entitled to have at least one designee on the Board so long as any amounts are owed under the Note.

         At the annual Stockholders meeting expected to be held in May 1997, the Stockholders will vote upon the election to the Board of the three Board members whose terms expire in 1997. However, in accordance with the Investment Agreement, as of and after the Closing, the Board will be reduced to seven directors. Three of the seven directors will be designated by Apollo, one will be the Company's president and chief executive officer and three will be independent directors selected by the incumbent Board with Apollo's approval. The Apollo three designees will be the Original Apollo Designee and two additional designees.

         Without Apollo's consent, the Company will not have the right to engage in or enter into any agreement with respect to certain significant actions and transactions ("Major Transaction"), including, but not limited to, amendment of the Company's certificate of incorporation or by-laws, recapitalization or reclassification of the Common Stock, a merger or consolidation, a sale of a significant amount of assets, a special dividend or distribution, a significant new financing or refinancing, an issuance of securities, a transaction which would result in a change of control, and certain other transactions.

         Under the Investment Agreement, Apollo, subject to certain conditions and limitations, will have the opportunity to participate in new joint venture community development projects that the Company proposes to enter into, until Apollo has invested $60,000,000 or more in such projects. Except with respect to certain preexisting projects, Apollo will have a right of first offer to participate in such projects while it owns at least 5,000 shares of Series A Preferred Stock.

         The Investment Agreement contains certain exclusivity provisions that preclude the Company from soliciting or initiating an alternative transaction prior to the Closing. In addition, the Company has agreed that the Board will not withdraw or modify its approval or recommendation of the Investment Agreement or the transactions contemplated thereby, or approve or recommend or enter into any agreement with respect to an alternative proposal. If, however, the Board receives an unsolicited alternative proposal that, in the exercise of its fiduciary obligations, it determines to be a superior proposal, the Board may withdraw or modify its approval or recommendation of the Investment Agreement and the transactions contemplated thereby, approve or recommend such superior proposal and terminate the Investment Agreement.

         In January 1997, the Company paid to Apollo a $1,000,000 commitment fee, which will be refunded to the Company at the Closing. If, however, the Investment Agreement is terminated or the Closing does not occur by May 22, 1997, the commitment fee will be forfeited and the Company will pay certain out-of-pocket expenses of Apollo and its affiliates (the "transaction expenses"). If the Closing does not occur by May 22, 1997 as a result of a breach of the Investment Agreement or the Secured Note Agreement by the Company, the Company is required to pay to Apollo a $1,000,000 break-up fee plus Apollo's transaction expenses, in addition to forfeiting the commitment fee. If the conditions for the payment of the break-up fee are fulfilled and either the Company willfully breaches the Investment Agreement or the Company enters into or consummates an Alternative Transaction (as defined) by certain dates, the Company is required to pay to Apollo a $1,000,000 alternative transaction fee, in addition to the payment of the break-up fee and Apollo's transaction expenses and forfeiting the commitment fee.

         If the Board withdraws its approval of the Investment Agreement, approves or recommends a superior proposal, enters into an agreement with respect to a superior proposal or terminates the Investment Agreement, the Company is required to pay to Apollo a $2,000,000 termination fee and Apollo's transaction expenses in addition to forfeiting the commitment fee. In that case, the Company will not be required to pay the break-up fee and the alternative transaction fee. The maximum amount of fees that Apollo will be entitled to receive as a result of the termination of the Investment Agreement will be $3,000,000 plus Apollo's transaction expenses.

         The Company has agreed to reimburse Apollo for all of its transaction expenses.

         The Closing is subject to a number of conditions including, but not limited to, Stockholder approval of the proposed Amended and Restated Certificate of Incorporation which will (a) authorize the issuance of the Series A Preferred Stock, (b) authorize the issuance of the Series B Preferred Stock, and (c) increase the amount of authorized Common Stock sufficient to permit the conversion of Series A Preferred Stock and Series B Preferred Stock and the exercise of the Warrants. In addition, the proposed amendment will modify the dividend rights of the holders of Common Stock in certain respects. Additional conditions precedent to the Closing include (a) the consent of the Company's senior secured lender, Foothill Capital Corporation, to the Agreements and the transactions contemplated thereby, all on terms and conditions reasonably satisfactory to the Company and Apollo, and (b) the absence of any material adverse effect occurring in respect of the Company's business, operations, property, condition (financial or otherwise), or prospects.

         The Agreements can be terminated at any time prior to the Closing (a) by mutual consent of the Company and Apollo; (b) by the Company or Apollo if the Closing shall not have occurred on or before May 22, 1997; provided, however, that such right to terminate shall not be available to any party whose breach of the Investment Agreement has been the cause of the failure of the Closing to occur on or before such date; (c) by Apollo if the Company's proxy statement regarding the Agreements and the transactions contemplated thereby has not been mailed to the Stockholders by May 1, 1997; (d) by the Company or Apollo if any judgment, injunction, order, or decree enjoining Apollo or the Company from consummating this Agreement is entered and such judgment, injunction, order, or decree shall become final and nonappealable; provided, however, that the party seeking to terminate the Investment Agreement shall have used all reasonable efforts to remove such judgment, injunction, order, or decree; (e) by Apollo or the Company if the other party is in material breach of the Investment Agreement; (f) by the Company in connection with an Alternative Transaction (as defined), provided that prior to or concurrently with such termination Apollo shall have received the termination fee; or (g) by either the Company or Apollo at any time from March 30, 1997 until April 5, 1997 if and until any necessary consent from Foothill Capital Corporation has not been obtained on terms reasonable satisfactory to Apollo and the Company.

         If the Investment Agreement is terminated by the Company as contemplated by clause (g) in the preceding paragraph, and either (a) the Company willfully breached or breaches the Investment Agreement or the Secured Note Agreement or (b) the Company enters into an agreement for, or consummates, an Alternative Transaction prior to the 180th day after the date of termination of the Investment Agreement, the Company shall pay an additional $2,000,000 Alternative Transaction fee to Apollo, in addition to the forfeiture of the commitment fee, plus Apollo's transaction expenses.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

         (c)     EXHIBITS.


                                 DESCRIPTION



         EX-1 Execution Copy - Investment Agreement between Atlantic Gulf Communities Corporation and AP-AGC, LLC, dated as of February 7, 1997.

         EX-2 Exhibit A to Investment Agreement - Form of Amended and Restated Certificate of Incorporation of Atlantic Gulf Communities Corporation.

         EX-3 Annex A to Amended and Restated Certificate of Incorporation of Atlantic Gulf Communities Corporation, Statement of Preferences and Rights of 20% Cumulative Redeemable Convertible Preferred Stock, Series A.

         EX-4 Annex B to Amended and Restated Certificate of Incorporation of Atlantic Gulf Communities Corporation, Statement of Preferences and Rights of 20% Cumulative Redeemable Convertible Preferred Stock, Series B.

         EX-5 Exhibit C - Warrant for the Purchase of Common Stock of Atlantic Gulf Communities Corporation.

         EX-6 Execution Copy - Atlantic Gulf Communities Corporation and the Subsidiaries Set Forth on the Signature Pages Hereof, Secured Note Agreement, dated as of February 7, 1997.

         EX-7    Form of Secured Convertible Promissory Note.



         Exhibit 1 omits the Disclosure Schedules which are referred to therein and the Schedules referred to in Exhibit C to the Investment Agreement, being the Secured Notes Agreement. The Company agrees to furnish a copy of such Disclosure Schedules and Schedules supplementally upon request from the Commission's staff.

                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  ATLANTIC GULF COMMUNITIES CORPORATION
                                  a Delaware corporation




Date: February 13, 1997           By:   /s/ John H. Fischer
                                        -----------------------------------
                                        John H. Fischer, Vice President and
                                        Treasurer